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                                                                       Exhibit 1

TA ASSOCIATES                                Boston * Pittsburgh * Menlo Park

                                             TA Associates, Inc.
                                             High Street Tower, Suite 2500
                                             125 High Street
                                             Boston, Massachusetts  02110

                                             Telephone:  617-574-6700
                                             Telefax:  617-574-6728
                                             Website:  http://www.ta.com



November 21, 2001


Mr. Robert B. Ashton
(address omitted)


RE:  Workgroup Technology Corporation
     Common Stock, $.01 Par Value
     (NASDAQ: WKGP)

Dear Mr. Ashton:


Robert B. Ashton ("Buyer") hereby agrees to purchase, and Advent VI, L.P., Chestnut Capital International III, L.P., Advent Industrial II, L.P., Advent Atlantic and Pacific II, L.P., Advent New York, L.P. and TA Venture Investors, L.P. (collectively, the "Sellers") hereby agree to sell to Buyer, 400,245 shares (the "Shares") of common stock of Workgroup Technology Corporation, a Delaware corporation (the "Company"), for a purchase price of $0.33 per share (the "Sale"). The Sale is to occur on or before December 3, 2001.

     1. In order to induce Sellers to effect the Sale and in consideration therefor, Buyer hereby represents and warrants to and covenants and agrees with Sellers as follows:

          (a) Buyer has full power and authority, corporate or otherwise, to enter into and perform this letter agreement, which has been duly authorized by all necessary action, corporate or otherwise. This letter agreement has been duly executed and delivered by Buyer and constitutes its legal, binding and valid obligation enforceable in accordance with its terms.

          (b) Buyer is a sophisticated investor with respect to the Shares, has adequate information concerning the business and financial condition of the Company to make an


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informed decision regarding the purchase of the Shares, and has independently and without reliance upon Sellers made its own analysis and decision to purchase the Shares.

          (c) Buyer acknowledges that the Sellers may possess and may hereafter possess nonpublic information concerning the Company not known to Buyer (the "Excluded Information") including, without limitation, information which may have been received from the Company on a confidential basis or information received from other sources. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company, and may or may not be available to Buyer from sources other than the Company or Sellers. The Buyer, on behalf of itself and its directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns, hereby:

               (i) agrees that neither Sellers nor Sellers' respective current or former directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, or affiliates shall have any liability to the Buyer or its current or former directors, officers, trustees, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, shareholders, or affiliates with respect to, based upon, arising from, resulting from, or relating to directly or indirectly the existence, substance, possession, disclosure, or nondisclosure of any Excluded Information whatsoever, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including, without limitation, as a matter of contribution, indemnification, set-off, rescission, or reimbursement;

               (ii) waives any right, claim or cause of action at law or in equity with respect to, arising from, based upon, resulting from or relating to directly or indirectly the existence, substance, possession, disclosure or nondisclosure of any Excluded Information, including, without limitation, pursuant to Sections 10(b) and 20A of the Securities Exchange Act of 1934 as amended (the "Act"), or the rules and regulations promulgated by the Securities and Exchange Commission under the Act, or of any state statute or regulation, and relinquishes all rights and remedies accorded by applicable law to a buyer of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

               (iii) hereby and forever releases and discharges Sellers and their respective directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns (e.g. "Released Parties") of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, whether asserted, unasserted, absolute, contingent, known or unknown, which Buyer and/or its directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and/or assigns may have against the Released Parties, or any of them, to the extent arising from, relating to, based upon, resulting from, relating to directly or indirectly, or in connection with the existence, substance, possession, disclosure or nondisclosure of any Excluded Information.


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          (d)  Buyer hereby represents to Sellers that it:

               (i) has not assigned any claim or possible claim against the Released Parties,

               (ii) fully intends to release all claims against the Released Parties as set forth above, and

               (iii) has been advised by, and has consulted with counsel with respect to the execution and delivery of this letter agreement and has been fully apprised of the consequences of the releases set forth in this
     Section 1.

     2. In order to induce Buyer to effect the Sale and in consideration therefor, Sellers hereby represent and warrant to and covenant and agree with Buyer as follows:

          (a) Sellers have full power and authority, corporate or otherwise, to enter into and perform this letter agreement, which has been duly authorized by all necessary action, corporate or otherwise. This letter agreement has been duly executed and delivered by Sellers and constitutes their legal, binding and valid obligations enforceable in accordance with its terms.

          (b) Sellers are sophisticated investors with respect to the Shares, have adequate information concerning the business and financial condition of the Company to make an informed decision regarding the Sale of the Shares, and have independently and without reliance upon Buyer made their own analysis and decision to sell the Shares.

          (c) Sellers acknowledge that the Buyer may possess and may hereafter possess nonpublic information concerning the Company not known to Sellers (the "Excluded Information") including, without limitation, information which may have been received from the Company on a confidential basis or information received from other sources. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company, and may or may not be available to Sellers from sources other than the Company or Buyer. The Sellers, on behalf of themselves and their directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns, hereby:

               (i) agree that neither Buyer nor Buyer's respective current or former directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, or affiliates shall have any liability to the Sellers or their current or former directors, officers, trustees, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, shareholders, or affiliates with respect to, based upon, arising from, resulting from, or relating to directly or indirectly the existence, substance, possession, disclosure, or nondisclosure of any Excluded Information whatsoever, whether arising directly or indirectly, primarily or secondarily, by contract or operation of law or otherwise, including, without limitation, as a matter of contribution, indemnification, set-off, rescission, or reimbursement;


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               (ii) waive any right, claim or cause of action at law or in equity with respect to, arising from, based upon, resulting from or relating to directly or indirectly the existence, substance, possession, disclosure or nondisclosure of any Excluded Information, including, without limitation, pursuant to Sections 10(b) and 20A of the Securities Exchange Act of 1934 as amended (the "Act"), or the rules and regulations promulgated by the Securities and Exchange Commission under the Act, or of any state statute or regulation, and relinquishes all rights and remedies accorded by applicable law to a seller of securities with respect to the Shares to the maximum extent permitted by law, as well as all rights to participate in any claim, action or remedy others may now or hereafter have with respect to the foregoing; and

               (iii) hereby and forever release and discharge Buyer and its respective directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and assigns (e.g. "Released Parties") of and from any and all suits, demands, obligations, liabilities, claims and causes of action, contingent or otherwise, of every kind and nature, at law and in equity, whether asserted, unasserted, absolute, contingent, known or unknown, which Sellers and/or their directors, officers, trustees, shareholders, employees, beneficiaries, attorneys, agents, representatives, partners, limited partners, investors, affiliates, successors and/or assigns may have against the Released Parties, or any of them, to the extent arising from, relating to, based upon, resulting from, relating to directly or indirectly, or in connection with the existence, substance, possession, disclosure or nondisclosure of any Excluded Information.

          (d)  Sellers hereby represent to Buyer that they:

               (i) have not assigned any claim or possible claim against the Released Parties,

               (ii) fully intend to release all claims against the Released Parties as set forth above, and

               (iii) have been advised by, and have consulted with counsel with respect to the execution and delivery of this letter agreement and have been fully apprised of the consequences of the releases set forth in this
     Section 2.

     3. This letter agreement is complete, reflects the entire agreement of the parties with respect to its subject matter, and supercedes all previous written or oral negotiations, representations, commitments and writings. No promises, representations, understandings, warranties or agreements have been made by any of the parties hereto except as set forth herein. No waiver or modification of this letter agreement shall be enforceable unless it is in writing, making specific reference to this letter agreement and is signed by all parties hereto.

     4. For convenience of the parties and to facilitate execution, this letter agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document. This letter agreement may be executed and delivered by facsimile, followed promptly upon request by delivery of the original.



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     If the foregoing accurately sets forth our agreement, please execute and deliver a copy hereof to the undersigned, whereupon this letter agreement shall constitute a binding agreement among us.

                                  Very truly yours,

                                  Advent VI L.P.
                             By:  TA Associates VI L.P.,
                                  its General Partner
                             By:  TA Associates, Inc., its General Partner

                                  /s/ Thomas P. Alber
                                  Thomas P. Alber, Chief Financial Officer


                                  Chestnut Capital International III
                                    Limited Partnership
                             By:  TA Associates VI L.P., its Attorney-in-Fact
                             By:  TA Associates, Inc., its General Partner

                                  /s/ Thomas P. Alber
                                  Thomas P. Alber, Chief Financial Officer


                                  Advent Industrial II L.P.
                             By:  TA Associates VI L.P., its General Partner
                             By:  TA Associates, Inc., its General Partner

                                  /s/ Thomas P. Alber
                                  Thomas P. Alber, Chief Financial Officer


                                  Advent Atlantic and Pacific II L.P.
                             By:  TA Associates AAP II Partners L.P.,
                                  its General Partner
                             By:  TA Associates, Inc., its General Partner

                                  /s/ Thomas P. Alber
                                  Thomas P. Alber, Chief Financial Officer



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                                    Advent New York L.P.
                               By:  TA Associates VI L.P., its General Partner
                               By:  TA Associates, Inc., its General Partner

                                    /s/ Thomas P. Alber
                                    Thomas P. Alber, Chief Financial Officer


                                    TA Venture Investors Limited Partnership

                                    /s/ Thomas P. Alber
                                    Thomas P. Alber, Chief Financial Officer

Accepted and Agreed as of
the date first above written:

/s/ Robert B. Ashton
Robert B. Ashton



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